Exhibit 10.9

17 July 2024	IFS/7557/24

GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD.

Company Registration No.: 202139032N

30 Cecil Street

#19-08 Prudential Tower

Singapore 049712

Dear Sirs

LETTER OF OFFER - SME WORKING CAPITAL LOAN UNDER ENTERPRISE FINANCING SCHEME (EFS)

We (the “Lender”) are pleased to offer you (the “Borrower”) a SME Working Capital Loan on the terms and conditions set out below and in the attached standard terms and conditions governing loans (the “Conditions”):-

1.	Use of Proceeds

The proceeds shall be used specifically for the Borrower’s working capital requirements.

2.	Amount of Loan

The amount of the loan shall not exceed S$300,000..(the “Loan”). The term “Loan” as hereinafter used means the loans to be made pursuant to this Letter of Offer or the principal amount outstanding for the time being of the loan(s).

3.	Final Maturity ,

Subject to Clause 6 of this Letter of Offer, the Loan must be repaid in full, together with all interests thereon and all other sums due and/or outstanding from the Borrower, on or before the date falling 24 months from the date of drawdown of the Loan (the “Final Maturity Date”).

4.	Disbursement

The Loan shall be disbursed by the date (the “Commitment Termination Date”) falling three (3) months from the acceptance date of this Letter of Offer in a single tranche. However, the Lender may at its absolute discretion and upon Borrower’s written request allow di;bursement to be made after the Commitment Termination Date.

5.	Interest

(a)	Interest shall be payable on the Loan at the effective rate (the “EFS Rate”) of 11% per annum or such other rate as indicated by Enterprise Singapore from time to time.

For the purpose of the foregoing, the rate of interest chargeable as determined above shall be that as at the date of the drawdown and thereafter on each Repayment Date.

10 EUNOS ROAD 8, #09-04 SINGAPORE POST CENTRE, SINGAPORE 408600 TEL: 62707711 FAX: 63391076

UEN: 198700827C WEBSITE: http://www.ifscapital.com.sg

IFS/7557/24

(b)	Interest on the Loan shall be paid on each Repayment Date.

(c)	Any interest which is due but unpaid shall be added to the outstanding principal amount of the Loan and shall itself bear interest accordingly.

6.	Repayment

(a)	The Loan and all interest thereon shall be repaid by 23 monthly instalments of S$13,983.00 each and a final instalment of S$14,039.82, or such other amounts as notified by the Lender to the Borrower from time to time, the first of such instalment to commence on the date falling one month from the date of the drawdown of the Loan and subsequent instalments on the same date of each subsequent month provided always that the Loan, all interest incurred and all other sums due and/or outstanding from the Borrower shall be fully repaid and received by the Lender by the Final Maturity Date. Each of the dates on which the Loan is to be repaid shall be a “Repayment Date”.

(b)	The monthly instalments shall be paid by the Borrower to the Lender by way of GIRO to the Lender’s account with Standard Chartered Bank account no. or any other mode of payment as may be acceptable to the Lender.

7.	Fees

(a)	Facility Fee

A non-refundable lump sum fee of 1% of the Loan is payable upon acceptance of this Letter of Offer. This shall be debited from the Loan-disbursement to be made to the Borrower.

(b)	Administration Fee

In addition to any interest payable by the Borrower to the Lender and any other charges which the Lender may levy, an administrative fee of S$10 (exclusive of goods and services tax (GST)) shall be payable by the Borrower to the Lender for each GIRO transaction that fails to occur.

8.	Security

A personal guarantee from Mr HEMANT KUMAR BHATT (NRIC No.                          ).

9.	Conditions Precedent

(a)	The Borrower may not drawdown on the Loan or any part thereof until the Lender has confirmed to the Borrower that the Lender has received all the documents and evidence set out in the Schedule hereto in form and substance satisfactory to the Lender and all other matters are satisfactory to the Lender for the activation or disbursement of the Loan or any part thereof.

(b)	The drawdown of the Loan, wholly or partially, shall be subject to “know your customer” checks as required by the Lender or other similar checks under the applicable laws and regulations being satisfactory to the Lender.

IFS/7557/24

(c)	In relation to the disbursement, the Lender shall also have received, together with the request for drawdown, any or all of the following as may be required by the Lender:-

(i)	A satisfactory Consumer Credit,Report from Credit Bureau Singapore (CBS) of Mr Hemant Kumar Bhatt.

(d)	The Loan is subject to the approval of Enterprise Singapore under EFS.

10.	Right of Debit and Payments by Borrower

(a)	Without prejudice to any other rights that the Lender may have, the Lender shall have the right (without being obliged to) at any time without prior notice to debit the Borrower’s factoring and/or other account(s) with the principal or interest or any other sum payable by the Borrower to the Lender under any Transaction Document provided that no such debiting shall be deemed to be a payment of the amount due except _to the extent of the credit amount actually debited from such factoring and/or other account(s) or a waiver of any Event of Default. If the Borrower’s factoring or other account(s) is or becomes overdrawn, interest on the overdrawn amount shall be payable accordingly.

(b)	Where no monies are debited under paragraph (a) above or there are insufficient monies to meet the payment to be made by the Borrower, the Borrower shall make payment (or payment of any balance amount, as the case may be) to the Lender before 11.00 a.m. on the due date.

11.	Other Conditions

(a)	The Conditions shall together with the terms of this Letter of Offer be the terms of the credit facilities described herein and in the event of any inconsistency, the terms of this Letter of Offer shall prevail. Unless otherwise defined or construed herein, all capitalised terms used in this Letter of Offer are defined or construed in the Conditions.

(b)	The security(ies) created in favour of the Lender under this Loan and all existing security(ies) created in favour of the Lender under all facilities granted by the Lender to the Borrower shall extend to cover and secure all monies, obligations and liabilities which may be due, owing or payable by the Borrower to the Lender from time to time, including all monies, obligations and liabilities under all existing letters of offer and any other facilities from the Lender to the Borrower.

(c)	The Loan shall be subject to review annually.

(d)	All costs and expenses pertaining to the Loan to be borne by the Borrower.

(e)	Any other terms and conditions that the Lender may determine from time to time.

A person who is not a party of this Letter of Offer has no right under the Contracts (Rights of Third Parties) Act 2001 of Singapore to enforce any term of this Letter of Offer.

IFS/7557/24

Notwithstanding any other provision to the contrary, expressed or implied, the Lender shall be entitled at the Lender’s absolute discretion to review the Loan from time to time and at any time and the Lender shall be entitled to cancel, require the repayment of, reduce and/or vary the Loan in any way and such cancellation, requirement for repayment, reduction and/or variation shall take effect upon the Lender’s issue of a notice thereof to the Borrower with effect from the date specified in such notice.

Please signify your acceptance of this offer by signing and returning the duplicate copy of this Letter of Offer on or before 31 July 2024, failing which the Lender shall be entitled to treat this offer as having lapsed and no longer valid unless otherwise extended by the Lender.

Yours faithfully

IFS CAPITAL LIMITED

Business Development (Team Head)	Head of Credit Administration

encs

IFS/7557/24

We, GRAVITY SUPPLY CHAIN HOLDINGS PTE. LTD., hereby confirm acceptance of all the terms and conditions of your Letter of Offer and the Conditions.

Name:
Title:
for and on behalf of the Borrower
Date:

I, the undersigned, hereby agree to guarantee the Loan granted by the Lender to the Borrower and confirm that I will execute a personal guarantee in respect of the above in form and substance satisfactory to the Lender.

Name:	HEMANT KUMAR BHATT
NRIC No.:
Date:

IFS/7557/24

SCHEDULE TO LETTER OF OFFER

1.	Certified true and up-to-date copies of the Constitution of each obligor is a corporate entity.

2.	Certified true copy of the resolutions of the Borrower’s directors to be signed either by two (2) directors jointly or one (1) director and the company secretary in form and substance satisfactory to the Lender authorising:-

(a)	the acceptance of the Letter of Offer upon the terms and conditions set out herein;

(b)	the execution of the Transaction Documents to which the Borrower is party;

(c)	the appointment of an authorised signatory to execute the Transaction Documents to which the Borrower is party; and

(d)	the appointment of a person or persons to give a request for a drawdown of the Loan and any variation, modification or rescission of any such request.

3.	Each of the Transaction Document(s), in form and substance satisfactory to the Lender, duly executed by the Obligors who are party thereto.

4.	Evidence satisfactory to the Lender that where necessary or desirable in the opinion of the Lender, the Security Documents or any of them have been duly registered with the Accounting and Corporate Regulatory Authority, the Singapore Land Authority and/or any other authority.

5.	Payment of any facility fee, service charge, bank charge and other fees and charges (including abortive costs) payable by the Borrower in respect of the Loan or any drawdown.

6.	Evidence of the payment of all charges and stamp duties necessary to ensure the legality, validity, enforceability and admissibility in evidence of each Transaction Document.

7.	Evidence of the payment of all fees, costs and expenses which are due and payable in respect of the Transaction Documents and all matters in relation thereto.

8.	Evidence that there are no existing, pending or contingent demands, claims or actions made or instituted by any party against any of the Obligors or any of its related or associated company(ies).

9.	Such legal opinions and other documents as the Lender may require.

Page 6 of 6